FOR IMMMEDIATE RELEASE

24/7 REAL MEDIA ANNOUNCES AGREEMENT TO BE ACQUIRED BY WPP

24/7 Real Media Shareholders to Receive $11.75 per Share;
Acquisition will create a powerful combination of technology and services to benefit global marketers

Highlights:

  WPP Group and 24/7 Real Media, Inc. signed a definitive agreement on May 17, 2007  under which WPP agreed to acquire 100% of the shares of 24/7 Real Media through a friendly cash tender offer;

  WPP Group will pay 24/7 Real Media, Inc. shareholders $11.75 for each 24/7 Real Media share, in a transaction valued at approximately $649 million, net of cash acquired;

  The offer price represents a premium of 30% over the average closing price of 24/7 Real Media’s shares for the last sixty (60) trading days;

  The transaction has received the unanimous approval of the Boards of Directors of the two companies;

  The 24/7 Real Media Board of Directors unanimously recommends that its shareholders accept the WPP Group tender offer.

NEW YORK — May 17, 2007 — 24/7 Real Media, Inc. (NASDAQ: TFSM), a leading global digital marketing company, today announced that it has signed a definitive agreement to be acquired by WPP Group plc (“WPP”), one of the world’s largest communications services groups, in an all-cash transaction valued at approximately $649 million, net of cash acquired.  The transaction has been unanimously approved by the respective Boards of Directors of 24/7 Real Media and WPP and is expected to be completed in the third quarter of 2007.

Under the terms of the agreement WPP will commence a cash tender offer for all 24/7 Real Media shares for $11.75 per share. The offer price represents a 30% premium over the average closing price of 24/7 Real Media’s shares for the last sixty (60) trading days.

“This deal provides a great value to all 24/7 Real Media shareholders,” said David J. Moore, chairman and chief executive officer of 24/7 Real Media, Inc. “Additionally, the transaction further validates the importance of emerging, digital media to the global advertising market and 24/7 Real Media’s role in strengthening the role of digital media among WPP companies.”

The acquisition of 24/7 Real Media by WPP will create a powerful combination of technology and services that will provide significant added-value for clients of 24/7 Real Media and WPP companies. Advertisers will gain access to emerging technologies designed to more effectively segment, target, and reach customers through digital media such as search marketing and display advertising.  Publishers will benefit from expansive relationships with the world’s largest advertisers and an acceleration of sophisticated ad management tools.

Commenting on the announcement, Sir Martin Sorrell, CEO, WPP, said:  “Two of the most important opportunities for WPP are Asia and the internet. 24/7 Real Media significantly enhances our capabilities, technological resources and talent in both.”

“The digital marketplace is developing very rapidly.  24/7 Real Media brings to WPP very strong capabilities and technological skills in digital media and marketing,” said Mark Read, Strategy Director, WPP and CEO of WPP Digital.  ”We are looking forward to working with the team at 24/7 Real Media to bring their relationships, skills and technologies to our operating companies and people for the benefit of our clients.  As all media go digital, the combination of technology with client relationships and media and marketing expertise will become even more critical in delivering the best solutions to our clients.”

The tender offer is subject to certain conditions, including the tender of at least a majority of the fully diluted shares of 24/7 Real Media, Inc., clearance under the Hart-Scott-Rodino Act and approval by certain foreign antitrust regulatory authorities.

Lehman Brothers Inc. and Piper Jaffray & Co. are serving as financial advisors and Proskauer Rose LLP is acting as legal advisor to 24/7 Real Media in connection with the transaction.

Members of 24/7 Real Media management will participate in a conference call hosted by WPP today, May 17, 2007 at 9:30 a.m. Eastern Daylight Time to discuss the transaction.  Dial in details are:

US Dial-in Number	+1 210 795 0472
US Dial-in Toll Free	+1 877 818 6787

UK Dial-in Number	+44 207 019 0812
UK Dial-in Toll Free	0800 018 0795

Please visit WPP’s corporate web site at www.wpp.com for additional information about this conference call.

About 24/7 Real Media, Inc.

24/7 Real Media, Inc. is a leading global digital marketing company, empowering advertisers and publishers to engage their target audiences with greater precision, transparency and ROI.  Using its award winning ad serving, targeting, tracking and analytics platform, powerful search marketing capabilities and global network of specialized Web sites, the company has turned the art of reaching audiences across virtually any digital medium into a measurable science.  The company is headquartered in New York, with 20 offices in 12 countries throughout North America, Europe and the Asia Pacific region.  For more information, please visit www.247realmedia.com.

24/7 Real Media: The Science of Digital Marketing.

24/7 Real Media is a member of the NAI and adheres to the NAI privacy principles that have been applauded by the FTC. These principles are designed to help ensure Internet user privacy. For more information about online data collection associated with ad serving, including online preference marketing and an opportunity to opt-out of 24/7 Real Media cookies, go to: www.networkadvertising.org.

About WPP

WPP is one of the world’s leading communications services groups. Through its operating companies it provides a comprehensive range of communications services. These services include: advertising; media investment management; information, insight and consultancy; public relations and public affairs; branding and identity, healthcare and specialist communications. The Company employs approximately 100,000 people (including associates) in 2,000 offices in 106 countries, providing communications services to more than 300 of the companies that comprise the Fortune 500, over one half of the companies that comprise the NASDAQ 100 and more than 30 of the companies that comprise the Fortune e-50. As of May 16, 2007, WPP had a market capitalisation of approximately £9.3 billion ($18 billion).

Important Information

THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF 24/7 REAL MEDIA’S COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT WPP INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. 24/7 REAL MEDIA WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT WITH RESPECT TO THE OFFER. ONCE FILED, 24/7 REAL MEDIA STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. ONCE FILED, 24/7 REAL MEDIA STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE, THE SOLICITATION/RECOMMENDATION STATEMENT AND RELATED MATERIALS WITH RESPECT TO THE OFFER FREE OF CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS, FROM 24/7 REAL MEDIA OR FROM WPP.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about 24/7 Real Media AND WPP. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, similar expressions and any other statements that are not historical facts, in each case as they relate to 24/7 Real Media and WPP, the management of either such company or the transaction are intended to identify those assertions as forward-looking statements. In making any such statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of 24/7 Real Media and WPP, including: the successful consummation of the proposed transaction, the impact of general economic conditions in regions in which either such company currently does business, industry conditions, including competition, fluctuations in exchange rates and currency values, capital expenditure requirements, legislative or regulatory requirements, changes in the tax laws, interest rates and access to capital markets. The actual results or performance by WPP or 24/7 Real Media could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of WPP or 24/7 Real Media. Neither WPP nor 24/7 Real Media assumes an obligation to update or revise any such statements, whether as a result of new information or otherwise.

For more information please contact:

24/7 Real Media, Inc. Media Relations:	24/7 Real Media, Inc. Investor Relations:
Stephen Sumner	Sushene S. Leitch
Weber Shandwick	Director, Investor Relations
Tel: 212-445-8475	24/7 Real Media, Inc.
Cell: 845-489-5067	Telephone: 212-231-7990
Email: ssumner@webershandwick.com	Email: investorrelations@247realmedia.com